UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

KENTUCKY FIRST FEDERAL BANCORP

(Exact name of registrant as specified in its charter)

United States	0-51176	61-1484858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Main Street, Hazard, Kentucky 41702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (502) 223-1638

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2021, William Johnson submitted a letter to the Board of Directors of Kentucky First Federal Bancorp (the “Company”) notifying the Company of his intention to resign as Vice President of the Company, effective July 1, 2021, in connection with his decision to transition to part-time employment status with the Company’s wholly-owned subsidiary, First Federal Savings Bank (the “Bank”), effective July 1, 2021. In his part-time capacity, as an at-will employee, Mr. Johnson will continue to serve as Danville-Lancaster Area President for the Bank. Mr. Johnson will also remain a member of the Board of Directors of the Company and the Bank.

As of result of his resignation from the Company, the employment agreement between the Company and Mr. Johnson, dated as of December 31, 2012, will automatically terminate effective July 1, 2021. On May 7, 2021, the Bank and Mr. Johnson entered into a letter agreement pursuant to which, effective July 1, 2021, the employment agreement between Mr. Johnson and the Bank, dated as of December 31, 2012 will be amended to reflect an annual base salary of $65,941 and an expiration of the term on December 31, 2023.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

Number	Description

10.1	Letter Agreement, dated May 7, 2021, by and between First Federal Savings Bank of Frankfort and William Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP
(Registrant)

Date: May 13, 2021	By:	/s/ Don D. Jennings
Don D. Jennings
President and Chief Operating Officer

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